Exhibit 10.2

DATAKEY, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, made effective as of this 23rd day of February 2004, by and between DATAKEY, INC., a Minnesota corporation (the “Company”), and TIMOTHY L. RUSSELL (“Optionee”).

W I T N E S S E T H:

     WHEREAS, Optionee on the date hereof is a key employee of the Company; and

     WHEREAS, to induce the Optionee to further the Optionee’s efforts in its behalf, the Company desires to grant to the Optionee a nonqualified stock option to purchase shares of its Common Stock, which option shall be granted outside of the Company’s 1997 Stock Option Plan; and

     WHEREAS, the Administrator has authorized the grant of a nonqualified stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company’s Common Stock is $0.79 per share;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of One Hundred Ninety Thousand (190,000) shares of Common Stock at a per share price of $0.79 on the terms and conditions set forth herein, subject to adjustment pursuant to Paragraph 4 below. This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

     2. Duration and Exercisability.

            a. The term during which this Option may be exercised shall terminate on February 22, 2014, except as otherwise provided in Paragraphs 2(b) through 2(e) below. This Option shall become exercisable according to the following schedule:

Vesting Date	Number of Shares
February 23, 2005	95,000
February 23, 2006	95,000

Exhibit 10.2

Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

            b. Change of Control. Upon a “transaction” or “change of control transaction” (as those terms are defined in Paragraph 4(b) below), this Option shall become immediately exercisable.

            c. Termination of Employment (other than Disability or Death). If Optionee ceases to be an employee of the Company or any Subsidiary for any reason other than because of disability or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of the termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following such termination of employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Optionee’s employment with the Company or Subsidiary terminated, but had not previously been exercised. To the extent this Option was not exercisable upon termination of employment, or if Optionee does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Optionee under this Option shall be forfeited.

            d. Disability. If Optionee ceases to be an employee of the Company or any Subsidiary because of disability (as such term is defined in Code Section 22(e)(3), or any successor provision), this Option shall completely terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the termination of employment, and (ii) the expiration date under this Option stated in Paragraph 2(a) above. In such period following termination of employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the termination of employment. If Optionee does not exercise the Option within the time specified in this Paragraph 2(d), all rights of Optionee under this Option shall be forfeited.

            e. Death. In the event of Optionee’s death, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the date of Optionee’s death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following Optionee’s death, this Option may be exercised by the person or persons to whom Optionee’s rights under this Option shall have passed by Optionee’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Optionee’s death. If such person or persons fail to exercise this Option within the time specified in this Paragraph 2(e), all rights under this Option shall be forfeited.

Exhibit 10.2

     3. Manner of Exercise.

            a. General. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity) subject to such administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be exercised as to the unexercised shares any number of times during the option period as provided herein.

            b. Form of Payment. Payment of the option price by Optionee shall be in the form of cash, personal check, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its Fair Market Value. For purposes of this Agreement, “previously acquired shares of Common Stock” shall include shares of Common Stock that have been owned by Optionee for at least six months at the time of exercise. “Fair Market Value” shall mean (i) the reported closing price if such stock is reported by the Nasdaq Stock Market or is listed upon an established stock exchange or exchanges; (ii) the reported closing price or average of the closing “bid” and “asked” prices, whichever, if such stock is quoted on the OTC Bulletin Board, National Quotation Bureau, Inc. or any comparable reporting service; or (iii) if such stock is not publicly traded, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such options.

            c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

     4. Recapitalization, Sale, Merger, Exchange or Liquidation.

            a. Recapitalization. In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

            b. Other. This Option shall become immediately exercisable, whether or not it had become exercisable prior to the transaction or change of control, in the event of :

Exhibit 10.2

                (i) an acquisition of the Company by a corporation, partnership, trust or other entity not controlled by the Company through (a) the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or (b) through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (collectively referred to as a “transaction”), or

                (ii) a change of control such that (a) any individual, partnership, trust or other entity becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors of the Company, or (b) individuals who constituted the Board of Directors of the Company on February 27, 1997 cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors of the Company on such date (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b) considered as though such person were a member of the Board of Directors of the Company on such date (collectively referred to as a “change of control”).

In addition to the foregoing, in the event of such a transaction or change of control, the Board may provide for one or more of the following:

                   (A) the cancellation of this Option to the extent not exercised prior to a date specified by the Board (which date shall give Optionee a reasonable period of time in which to exercise the Option prior to the effectiveness of such transaction);

                   (B) that Optionee shall receive, with respect to each share of Option Stock subject to this Option, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such transaction over the exercise price per share of the Option; provided that the Board may, in lieu of such cash payment, distribute to Optionee shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

                   (C) continuance of this Option and provide to Optionee the right to exercise this Option as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

Exhibit 10.2

The Board may restrict the rights of or the applicability of this Paragraph 4 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of this Option shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     5. Miscellaneous.

            a. Employment; Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to the continuance of employment by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Paragraph 4 above.

            b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee’s own account without a view to any further distribution thereof and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

            c. Withholding Taxes. In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Administrator or such administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock having a fair market value equal to such obligations.

            d. Nontransferability. During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee’s guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

Exhibit 10.2

            e. Lockup Period Limitation. Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the date of prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

            f. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Optionee 15 days’ prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Optionee which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

            g. Accounting Compliance. Optionee agrees that, in the event of a “change of control transaction” (as defined in Paragraph 2(b) above) and Optionee is an “affiliate” of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such change of control transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

            h. Stock Legend. If applicable, the Company may put an appropriate legend on the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee’s successors) to reflect the restrictions of Paragraphs 5(b), 5(f), 5(g) and 5(h) of this Agreement.

            i. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Paragraph 5(d) above.

            j. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten years.

Exhibit 10.2

If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

DATAKEY, INC.
By:	/s/ David A. Feste
David A. Feste
Vice President and Chief Financial Officer

COMPANY

/s/Timothy L. Russell
Timothy L. Russell

OPTIONEE